                                                                    EXHIBIT 23.1


[DELOITTE LOGO]                                           DELOITTE & TOUCHE LLP
                                                          180 N. Stetson Avenue
                                                          Chicago, IL 60601-6779
                                                          USA

                                                          Tel: + 1 312 946 3000
                                                          Fax: + 1 312 946 2600
                                                          www.deloitte.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Ispat Inland ULC on Forms F-4 and S-4 of our report for Ispat Inland Inc. and subsidiaries dated February 23, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph as to Ispat Inland Inc.'s change in its method of accounting for asset retirement obligations) appearing in the Annual Report on Form 10-K of Ispat Inland Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Independent Public Accountants" in such Prospectus, which is part of this Registration Statement.


Chicago, Illinois
June 1, 2004